Exhibit 99.1

NextGen Healthcare Reports Fiscal 2023 Second Quarter Results

Raises Fiscal 2023 Financial Guidance

REMOTE-FIRST COMPANY/NEW YORK – October 25, 2022 – NextGen Healthcare, Inc. (Nasdaq: NXGN), a leading provider of innovative, cloud-based healthcare technology solutions, today announced its operating results for the fiscal second quarter ended September 30, 2022.

Fiscal 2023 Second Quarter Highlights

•	Total revenue was $159.4 million compared to $149.3 million for the same period a year ago, an increase of 7%.
•	Recurring revenue was $143.5 million compared to $135.6 million for the same period a year ago, an increase of 6%.
•	Non-recurring revenue was $15.9 million compared to $13.7 million for the same period a year ago, an increase of 17%.
•	Bookings, which reflects annual contract value, was $37.4 million and included several deals greater than $1.0 million.
•	Fully diluted net income per share was $0.20 compared to a net loss of $0.10 for the same period a year ago.
•	On a non-GAAP basis, fully diluted earnings per share was $0.25 compared to $0.29 for the same period a year ago.
•	Board authorized new share repurchase program under which the Company may repurchase up to an additional $100 million of its outstanding shares of common stock through March 2025.

“We are pleased with the team’s consistent performance and solid execution which has resulted in exceeding our initial growth targets and increasing financial guidance for the remainder of the year,” said David Sides, President and Chief Executive Officer of NextGen Healthcare. “Notably, we’ve seen expanded adoption of our integrated solution and are continuing to develop next generation improvements that will further enhance the patient and provider experience.”

Based on the first half performance and updated view of the business, our revised guidance for fiscal 2023 is now as follows:

•	Revenue is expected between $630 million and $640 million, from between $621 million and $633 million.
•	Adjusted EBITDA is expected between $110 million and $115 million, from between $109 million and $114 million.
•	Non-GAAP earnings per share is expected between $0.93 and $0.99, from between $0.92 and $0.98.

Conference Call Information

NextGen Healthcare will host a conference call today at 5:00 p.m. EST to discuss operating results from its fiscal 2023 second quarter. Shareholders and interested participants may listen to a live broadcast of the call by dialing 800-343-5172 or 203-518-9848 for international callers and referencing participant code NXGNQ223 approximately 15 minutes prior to the call. A recording of the live webcast will be available on investor.nextgen.com after the call. It will be archived for 90 days.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding our fiscal year 2023 outlook, financial and operating results, strategic priorities, growth initiatives and expected capital expenditures. These forward-looking statements are based on the current beliefs, expectations, and assumptions of the Company's management relating to the future (including, without limitation, statements concerning revenue, net income, and earnings per share). The words “positioned,” “proposed,” “potential,” “project,” “expect,” “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “estimate, “strategy,” “expectations,” “future,” “likely,” “may,” “should,” “will,” variations thereof or similar expressions are intended to identify such forward-looking statements.

Risks and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements, including but not limited to: changes in laws and regulations applicable to our business; changes in market conditions and receptivity to our services and offerings; strategic actions, including acquisitions and dispositions and our success in integrating acquired businesses; our ability to maintain and expand our business with existing clients or effectively transition clients to newer products; our ability to attract new partners and successfully capture new opportunities; our ability to develop and grow partner relationships; our ability to attract and retain key employees; our ability to anticipate or respond quickly to market changes, execute our strategy and manage growth; the impact of litigation and governmental and regulatory agency investigations; the impact of governmental and regulatory agency investigations; the development by competitors of new or superior technologies; the timing, cost and success or failure of new product and service introductions, development and product upgrade releases; the impact of the COVID-19 pandemic on our operations and demand for our services; impact of breaches or failures of the Company’s information security measures or unauthorized access to a customer’s data; disruptions caused by acquisitions of companies, products, or technologies; and general economic conditions.  Additional discussion of these and other risks, uncertainties and factors affecting our business is contained in our filings with the SEC, including our most recent Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q.

A significant portion of the Company's quarterly sales of software product licenses and computer hardware is concluded in the last month of a fiscal quarter, generally with a concentration of such revenues earned in the final ten business days of that month. Due to these and other factors, the Company's revenues and operating results are very difficult to forecast. A major portion of the Company's costs and expenses, such as personnel and facilities, are of a fixed nature and, accordingly, a shortfall or decline in quarterly and/or annual revenues typically results in lower profitability or losses. As a result, comparison of the Company's period-to-period financial performance is not necessarily meaningful and should not be relied upon as an indicator of future performance. These forward-looking statements speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF NON-GAAP FINANCIAL MEASURES

This news release contains certain non-GAAP (Generally Accepted Accounting Principles) financial measures, which are provided only as supplemental information. Investors should consider these non-GAAP financial measures only in conjunction with the comparable GAAP financial measures. These non-GAAP measures are not in accordance with or a substitute for U.S. GAAP. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of non-GAAP financial measures to the most directly comparable financial measure in the accompanying financial tables. Other companies may calculate non-GAAP measures differently than NextGen Healthcare, Inc., which limits comparability between companies. The Company believes that its presentation of non-GAAP diluted earnings per share provides useful supplemental information to investors and management regarding the Company's financial condition and results. The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

The Company calculates non-GAAP diluted earnings per share by excluding net acquisition costs, amortization of acquired intangible assets, amortization of deferred debt issuance costs, gain on disposition of Commercial Dental assets, impairment of assets, restructuring costs, shareholder disputes and related costs, net of insurance, which include net securities litigation defense, proxy contest, and related costs, share-based compensation, and other non-run-rate expenses from GAAP income before provision for income taxes.

The Company utilizes a normalized non-GAAP tax rate to provide better consistency across the interim reporting periods within a given fiscal year by eliminating the effects of non-recurring and period-specific items, which can vary in size and frequency, and which are not necessarily reflective of the Company’s longer-term operations. The normalized non-GAAP tax rate applied to each quarter of fiscal year 2023 is 20.0%. The determination of this rate is based on the consideration of both historic and projected financial results. The Company may adjust its non-GAAP tax rate as additional information becomes available and in conjunction with any other significant events occur that may materially affect this rate, such as merger and acquisition activity, changes in business outlook, or other changes in expectations regarding tax regulations.

The Company calculates free cash flow as total net cash provided by operating activities, net of cash used for the additions of capitalized software costs and equipment and improvements. The Company calculates net debt as line of credit less cash and cash equivalents. The Company calculates non-GAAP adjusted EBITDA by excluding net acquisition costs, amortization of acquired intangible assets, impairment of assets, restructuring costs, shareholder disputes and related costs, net of insurance, which include net securities litigation defense, proxy contest, and related costs, share-based compensation, and other non-run-rate expenses from GAAP income from operations and then adding back amortization of capitalized software costs and depreciation as presented within the condensed consolidated statements of cash flows. Non-GAAP adjusted EBITDA margin is calculated as non-GAAP adjusted EBITDA divided by total revenues. The Company calculates Rule of 40 as annual revenue growth rate plus non-GAAP adjusted EBITDA margin.

The Company’s future period guidance in this release includes adjustments for items not indicative of the Company’s core operations. Such adjustments are generally expected to be of a nature similar to those adjustments applied to the Company’s historic GAAP financial results in the determination of the Company’s non-GAAP diluted earnings per share. Such adjustments, however, may be affected by changes in ongoing assumptions and judgments as to the items that are excluded in the calculation of non-GAAP adjusted net income and adjusted diluted earnings per share, as described in this release. The exact amount and probable significance of these adjustments, including net acquisition costs, impairment of assets, restructuring costs, shareholder disputes and related costs, which include net securities litigation defense, proxy contest, and related costs, and other non-run-rate expenses, are not currently determinable without unreasonable efforts, but may be significant. These items cannot be reliably quantified or forecasted due to the combination of their historic and expected variability. It is therefore not practicable to reconcile this non-GAAP guidance to the most comparable GAAP measures.

About NextGen Healthcare, Inc.

NextGen Healthcare, Inc. (Nasdaq: NXGN) is a leading provider of innovative healthcare technology solutions. We are reimagining ambulatory healthcare with award-winning solutions that enable high-performing practices to create healthier communities. We partner with medical, behavioral and dental providers in their journey toward whole person health and value-based care. Our highly integrated, intelligent and interoperable solutions go beyond EHR and Practice Management to increase clinical quality and productivity, enrich the patient experience and drive superior financial performance. We are on a quest to achieve better healthcare outcomes for all. Learn more at nextgen.com, and follow us on Facebook, Twitter, LinkedIn, YouTube and Instagram.

Media Relations Contact

Tami Andrade

(949) 237-6083

tandrade@nextgen.com

Investor Relations Contact

James Hammerschmidt

(949) 237-6112

jhammerschmidt@nextgen.com

NEXTGEN HEALTHCARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2022	2021	2022	2021
Revenues:
Recurring	$143,503	$135,609	$283,262	$267,990
Software, hardware, and other non-recurring	15,940	13,677	29,483	27,380
Total revenues	159,443	149,286	312,745	295,370
Cost of revenue:
Recurring	65,039	57,119	127,283	114,279
Software, hardware, and other non-recurring	10,797	7,610	21,473	15,107
Amortization of capitalized software costs and acquired intangible assets	6,744	7,969	13,878	16,053
Total cost of revenue	82,580	72,698	162,634	145,439
Gross profit	76,863	76,588	150,111	149,931
Operating expenses:
Selling, general and administrative	44,886	63,891	93,920	112,377
Research and development costs, net	20,857	18,518	42,652	37,839
Amortization of acquired intangible assets	705	881	1,410	1,762
Impairment of assets	805	1,195	1,329	1,577
Restructuring costs	321	—	321	539
Total operating expenses	67,574	84,485	139,632	154,094
Income (loss) from operations	9,289	(7,897)	10,479	(4,163)
Interest income	74	17	120	29
Interest expense	(325)	(320)	(655)	(637)
Other income (expense), net	10,292	(12)	10,287	(34)
Income (loss) before provision for (benefit of) income taxes	19,330	(8,212)	20,231	(4,805)
Provision for (benefit of) income taxes	5,707	(1,441)	5,460	(882)
Net income (loss)	$13,623	$(6,771)	$14,771	$(3,923)
Net income (loss) per share:
Basic	$0.20	$(0.10)	$0.22	$(0.06)
Diluted	$0.20	$(0.10)	$0.22	$(0.06)
Weighted-average shares outstanding:
Basic	67,806	67,406	67,698	67,291
Diluted	68,422	67,406	68,353	67,291

NEXTGEN HEALTHCARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

	September 30, 2022	March 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$70,728	$59,829
Restricted cash and cash equivalents	7,580	6,918
Accounts receivable, net	76,948	76,057
Contract assets	25,474	25,157
Income taxes receivable	3,052	6,507
Prepaid expenses and other current assets	34,363	37,102
Total current assets	218,145	211,570
Equipment and improvements, net	7,398	9,120
Capitalized software costs, net	49,791	43,958
Operating lease assets	5,197	11,316
Deferred income taxes, net	19,128	19,259
Contract assets, net of current	1,595	1,910
Intangibles, net	19,739	24,303
Goodwill	267,212	267,212
Other assets	38,933	39,026
Total assets	$627,138	$627,674
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$12,414	$9,125
Contract liabilities	62,498	61,280
Accrued compensation and related benefits	28,113	48,736
Income taxes payable	172	99
Operating lease liabilities	7,095	8,089
Other current liabilities	58,320	53,533
Total current liabilities	168,612	180,862
Deferred compensation	6,981	7,230
Operating lease liabilities, net of current	5,147	11,934
Other noncurrent liabilities	4,556	4,570
Total liabilities	185,296	204,596
Commitments and contingencies
Shareholders' equity:
Common stock, $0.01 par value; authorized 100,000 shares; 70,351 shares and 69,245 shares issued at September 30, 2022 and March 31, 2022, respectively; 67,605 shares and 67,075 shares outstanding at September 30, 2022 and March 31, 2022, respectively	704	692
Treasury stock, at cost, 2,746 shares and 2,170 shares at September 30, 2022 and March 31, 2022, respectively	(45,752)	(35,874)
Additional paid-in capital	343,809	329,917
Accumulated other comprehensive loss	(1,942)	(1,909)
Retained earnings	145,023	130,252
Total shareholders' equity	441,842	423,078
Total liabilities and shareholders' equity	$627,138	$627,674

NEXTGEN HEALTHCARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2022	2021	2022	2021
Cash flows from operating activities:
Net income (loss)	$13,623	$(6,771)	$14,771	$(3,923)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Amortization of capitalized software costs	5,371	5,751	10,725	11,617
Amortization of debt issuance costs	127	127	254	254
Amortization of other intangibles	2,078	3,099	4,564	6,198
Deferred income taxes	—	1	—	29
Depreciation	1,354	1,673	2,646	3,781
Excess tax deficiency (benefit) from share-based compensation	(23)	816	(434)	640
Gain on disposition of Commercial Dental assets	(10,296)	—	(10,296)	—
Impairment of assets	805	1,195	1,329	1,577
Loss on disposal of equipment and improvements	33	39	74	77
Loss on foreign currency exchange rates	1	—	7	—
Non-cash operating lease costs	768	1,459	1,682	3,087
Provision for bad debts	359	40	600	679
Share-based compensation	8,687	5,223	17,453	11,635
Changes in assets and liabilities:
Accounts receivable	(63)	1,467	(1,527)	4,874
Contract assets	124	(136)	(2)	(1,055)
Accounts payable	(2,676)	5,442	3,153	1,108
Contract liabilities	(75)	1,225	1,739	643
Accrued compensation and related benefits	2,246	5,643	(20,422)	(16,321)
Income taxes	4,125	(9,788)	3,934	(9,324)
Deferred compensation	(200)	(88)	(249)	655
Operating lease liabilities	(2,012)	(2,684)	(4,097)	(5,360)
Other assets and liabilities	14,085	6,433	7,892	9,608
Net cash provided by operating activities	38,441	20,166	33,796	20,479
Cash flows from investing activities:
Additions to capitalized software costs	(9,418)	(6,175)	(18,416)	(11,713)
Additions to equipment and improvements	(971)	(683)	(1,426)	(1,685)
Proceeds from disposition of Commercial Dental assets	11,253	—	11,253	—
Net cash provided by (used in) investing activities	864	(6,858)	(8,589)	(13,398)
Cash flows from financing activities:
Proceeds from issuance of shares under employee plans	507	438	2,575	1,109
Repurchase of common stock	(7,373)	—	(9,878)	—
Payments for taxes related to net share settlement of equity awards	(2,456)	(2,232)	(6,124)	(5,201)
Net cash used in financing activities	(9,322)	(1,794)	(13,427)	(4,092)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(90)	—	(219)	—
Net increase in cash, cash equivalents, and restricted cash	29,893	11,514	11,561	2,989
Cash, cash equivalents, and restricted cash at beginning of period	48,415	70,050	66,747	78,575
Cash, cash equivalents, and restricted cash at end of period	$78,308	$81,564	$78,308	$81,564

NEXTGEN HEALTHCARE, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(In thousands)

The following table presents our revenues disaggregated by our major revenue categories and by occurrence:

	Three Months Ended September 30,		Six Months Ended September 30,
	2022	2021	2022	2021
Recurring revenues:
Subscription services	$43,416	$41,139	$86,175	$79,423
Support and maintenance	38,150	39,004	77,288	77,490
Managed services	31,055	28,207	61,700	56,115
Transactional and data services	30,882	27,259	58,099	54,962
Total recurring revenues	143,503	135,609	283,262	267,990

Software, hardware, and other non-recurring revenues:
Software license and hardware	7,916	8,068	14,115	15,282
Other non-recurring services	8,024	5,609	15,368	12,098
Total software, hardware and other non-recurring revenues	15,940	13,677	29,483	27,380

Total revenues	$159,443	$149,286	$312,745	$295,370

Recurring revenues as a percentage of total revenues	90.0%	90.8%	90.6%	90.7%

NEXTGEN HEALTHCARE, INC.

NON-GAAP FINANCIAL MEASURES

(In thousands, except per share data)

RECONCILIATION OF NON-GAAP DILUTED EARNINGS PER SHARE

	Three Months Ended September 30,		Six Months Ended September 30,
	2022	2021	2022	2021
Income (loss) before provision for income taxes - GAAP	$19,330	$(8,212)	$20,231	$(4,805)
Non-GAAP adjustments:
Acquisition costs, net	225	—	225	—
Amortization of acquired intangible assets	2,078	3,100	4,564	6,199
Amortization of deferred debt issuance costs	127	127	254	254
Gain on disposition of Commercial Dental assets	(10,296)	—	(10,296)	—
Impairment of assets	805	1,195	1,329	1,577
Restructuring costs	321	—	321	539
Shareholder disputes and related costs, net of insurance	224	22,134	345	26,992
Share-based compensation	8,687	5,223	17,453	11,635
Other non-run-rate expenses*	205	1,309	612	4,028
Total adjustments to GAAP income before provision for income taxes:	2,376	33,088	14,807	51,224
Income before provision for income taxes - Non-GAAP	21,706	24,876	35,038	46,419
Provision for income taxes	4,342	4,975	7,008	9,284
Net income - Non-GAAP	$17,364	$19,901	$28,030	$37,135
Diluted net income per share - Non-GAAP	$0.25	$0.29	$0.41	$0.55
Weighted-average shares outstanding (diluted):	68,422	67,699	68,353	67,734

* Other non-run-rate expenses for the three months ended September 30, 2022 consist of $205 excess lease-related expense for vacated facilities.

Other non-run-rate expenses for the three months ended September 30, 2021 consist primarily of $353 excess lease-related expense for vacated facilities, lease termination costs, and other costs, $458 of executive transition costs, and $498 of incremental costs and penalties primarily due to the cancellation of certain events directly associated with the COVID-19 pandemic.

Other non-run-rate expenses for the six months ended September 30, 2022 consist of $462 excess lease-related expense for vacated facilities and $150 of professional services costs not related to core operations.

Other non-run-rate expenses for the six months ended September 30, 2021 consist primarily of $823 excess lease-related expense for vacated facilities, lease termination costs, and other costs, including retention bonuses, related to the restructuring plan, $2,707 of executive transition costs, including severance and other costs related to the departure of the CEO, and $498 of incremental costs and penalties primarily due to the cancellation of certain events directly associated with the COVID-19 pandemic.

RECONCILIATION OF FREE CASH FLOW

	Three Months Ended September 30,		Six Months Ended September 30,
	2022	2021	2022	2021
Net cash provided by operating activities	$38,441	$20,166	$33,796	$20,479
Additions to capitalized software costs	(9,418)	(6,175)	(18,416)	(11,713)
Additions to equipment and improvements	(971)	(683)	(1,426)	(1,685)
Free cash flow	$28,052	$13,308	$13,954	$7,081

NEXTGEN HEALTHCARE, INC.

NON-GAAP FINANCIAL MEASURES

(In thousands)

RECONCILIATION OF ADJUSTED EBITDA

	Three Months Ended September 30,		Six Months Ended September 30,
	2022	2021	2022	2021
Income (loss) from operations - GAAP	$9,289	$(7,897)	$10,479	$(4,163)
Non-GAAP adjustments:
Acquisition costs, net	225	—	225	—
Amortization of acquired intangible assets	2,078	3,100	4,564	6,199
Impairment of assets	805	1,195	1,329	1,577
Restructuring costs	321	—	321	539
Shareholder disputes and related costs, net of insurance	224	22,134	345	26,992
Share-based compensation	8,687	5,223	17,453	11,635
Other non-run-rate expenses*	205	1,309	612	4,028
Total adjustments to GAAP income from operations	12,545	32,961	24,849	50,970
Income from operations - Non-GAAP	21,834	25,064	35,328	46,807
Amortization of capitalized software costs	5,371	5,751	10,725	11,617
Depreciation	1,354	1,673	2,646	3,781
Depreciation and Amortization - Non-GAAP	6,725	7,424	13,371	15,398
Adjusted EBITDA - Non-GAAP	$28,559	$32,488	$48,699	$62,205
Total revenues	$159,443	$149,286	$312,745	$295,370
Adjusted EBITDA margin - Non-GAAP	17.9%	21.8%	15.6%	21.1%

* Other non-run-rate expenses for the three months ended September 30, 2022 consist of $205 excess lease-related expense for vacated facilities.

Other non-run-rate expenses for the three months ended September 30, 2021 consist primarily of $353 excess lease-related expense for vacated facilities, lease termination costs, and other costs, $458 of executive transition costs, and $498 of incremental costs and penalties primarily due to the cancellation of certain events directly associated with the COVID-19 pandemic.

Other non-run-rate expenses for the six months ended September 30, 2022 consist of $462 excess lease-related expense for vacated facilities and $150 of professional services costs not related to core operations.

Other non-run-rate expenses for the six months ended September 30, 2021 consist primarily of $823 excess lease-related expense for vacated facilities, lease termination costs, and other costs, including retention bonuses, related to the restructuring plan, $2,707 of executive transition costs, including severance and other costs related to the departure of the CEO, and $498 of incremental costs and penalties primarily due to the cancellation of certain events directly associated with the COVID-19 pandemic.